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                                                                   Exhibit 23.01



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated January 12, 1999 accompanying the financial statements of Software Consulting Partners, Inc. included in the Form 8-K of TSI International Software, LTD. We consent to the use of the aforementioned report in the Form 8-K of TSI International Software, LTD.




                                       COGEN SKLAR LLP




Bala Cynwyd, Pennsylvania
January 28, 1999